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                                                                     Exhibit 5.1


                                                                   March 7, 2002


Danka Business Systems PLC
11201 Danka Circle North
St. Petersburg, Florida 33716

     Re:  Registration Statement on Form S-8

Dear Sirs:

     You have requested our opinion with respect to the matters set forth below in connection with the registration by Danka Business Systems PLC (the "Company") of 1,542,168 ordinary shares of the Company, represented by 385,542 American depositary shares, pursuant to the Brian L. Merriman Written Compensation Contract (the "Plan") on a registration statement on Form S-8 (the "Registration Statement").

     We confirm that, on the basis of the information available to us, the 514,056 ordinary shares in the Company that have been issued pursuant to the Plan have been legally issued by the Company as fully-paid ordinary shares in the Company which are non-assessable.

     We further confirm that, on the basis of the information available to us, and assuming the Company completes all actions and proceedings required on its part to be taken prior to such issue, the 1,028,112 ordinary shares in the Company to be issued pursuant to the Plan will, when issued, be legally issued by the Company as fully-paid ordinary shares in the Company which are non-assessable.

     We understand that, for U.S. purposes, the word "non-assessable" means that the shares in question are not subject to any encumbrances under which the Company could require a shareholder to pay up further amounts in relation to the shares.

     This opinion is expressed only as to the laws of England and Wales.

     We consent to the inclusion of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission.

                              Yours faithfully,

                              /s/ Altheimer & Gray

                              Altheimer & Gray